Exhibit 99.01
                                  PRESS RELEASE

FOR RELEASE:               IMMEDIATE

CONTACTS:                  Karen Chrosniak, Director of Investor Relations
                           Dean Marshall, Director of Finance, or
                           Jim Brown, Vice President, Finance
                           (877) 496-6704

              ADELPHIA COMMUNICATIONS ANNOUNCES PUBLIC OFFERINGS OF
  CONVERTIBLE SUBORDINATED NOTES AND CLASS A COMMON STOCK TOTALING $1.5 BILLION

      Public Offering Proceeds Increase From $885 Million Previously Sought

Coudersport, PA, January 18, 2001 -- Adelphia Communications Corporation (Nasdaq: ADLAC) announced the final pricing and increased size terms for its previously announced public offerings of Class A Common Stock and Convertible Subordinated Notes due 2006. The final prospectus supplements for these transactions provide for offerings of $750 million aggregate principal amount of 6% Convertible Subordinated Notes due 2006 and 17,000,000 shares of Class A Common Stock at a public offering price of $44.75 per share, prior to the exercise of any underwriters' over-allotment options. The 6% Convertible Subordinated Notes due 2006 are convertible into Class A Common Stock of Adelphia at a conversion price of $55.49 per share.

These public offerings will generate gross proceeds totaling approximately $1.5 billion. Net proceeds will be initially invested in cash equivalents or used to repay revolving credit facilities of Adelphia's subsidiaries, and thereafter will be available for general corporate purposes. The transaction size of the offerings was increased from the previously announced $400 million for the Convertible Subordinated Notes and approximately $485 million for the Class A Common Stock. Closing for each of the two separate offerings is expected to occur on January 23, 2001.

In addition to the Class A Common Stock and 6% Convertible Subordinated Notes due 2006 to be sold to the public, the family of John Rigas, Chairman of Adelphia, has entered into agreements with Adelphia to purchase approximately $167 million aggregate principal amount of 6% Convertible Subordinated Notes due 2006 of Adelphia, which are convertible into Class B Common Stock at a conversion price of $55.49 per share, and approximately 5,819,367 shares of Class B Common Stock of Adelphia at a price per share equal to $42.96 (the public offering price less the underwriting discount in the Class A Common Stock public offering), plus in each case an interest factor. The closings on these Rigas family purchases will raise total proceeds of approximately $417 million and are to occur within 270 days after the closings of the above mentioned public offerings of 6% Convertible Subordinated Notes due 2006 and Class A Common Stock.

Salomon Smith Barney Inc. and Banc of America Securities LLC are serving as joint book-running managers of the public offering of the 6% Convertible Subordinated Notes due 2006. Banc of America Securities LLC and Salomon Smith Barney Inc. are serving as joint book-running managers of the public offering of Class A Common Stock, with Credit Suisse First Boston, Goldman, Sachs & Co. and Morgan Stanley Dean Witter serving as co-managers. The two public offerings are independent of each other. Copies of prospectuses may be obtained from Salomon Smith Barney Inc., 388 Greenwich Street, New York, New York 10013 or Banc of America Securities LLC, 9 West 57th Street, 40th Floor, New York, New York 10019.

Adelphia Communications Corporation, with headquarters in Coudersport, Pennsylvania, is the sixth largest cable television company in the country.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Class A Common Stock or the 6% Convertible Subordinated Notes due 2006 in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

The statements in this press release that are not historical facts are forward-looking statements that are subject to material risks and uncertainties. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in the Company's filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, acquisitions and divestitures, the availability and cost of capital, government and regulatory policies, the pricing and availability of equipment, materials, inventories and programming, product acceptance, the Company's ability to construct, expand and upgrade its cable systems, fiber optic networks and related facilities, reliance on vendors, technological developments and changes in the competitive environment in which the Company operates. Additional information regarding factors that may affect the business and financial results of Adelphia can be found in the Company's most recent Quarterly Report on Form 10-Q, as amended, filed with the Securities Exchange Commission and the Company's Form 10-K for the year ended December 31, 1999, as amended, as well as in the prospectus and most recent prospectus supplements filed under Registration Statement No. 333-78027, under the section entitled "Risk Factors" contained therein. The Company does not undertake to update any forward-looking statements in this press release or with respect to matters described herein.